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[DELOITTE & TOUCHE LETTERHEAD]


                                                                   EXHIBIT 23(C)

The Board of Directors
Zemex Corporation

Dear Sirs:

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Zemex Canada Corporation (the "Registration Statement") dated October 2, 1998, of our Auditors' Reports acknowledged in Exhibit 24(a) of the Zemex Corporation Form 10-K for the fiscal year ended December 31, 1997.

We hereby further consent to the reference to our firm under the caption "Experts" in the Registration Statement.

  /s/ Deloitte & Touche

Deloitte & Touche
Chartered Accountants

October 2, 1998